Exhibit 21.1

Subsidiary Information
As of February 18, 2026

Company	Jurisdiction of Incorporation
Bausch & Lomb Argentina S.R.L.	Argentina
Waicon Vision S.A.	Argentina
AcuFocus Australia Pty. Ltd	Australia
Bausch Health Australia Pty Limited	Australia
Bausch & Lomb (Australia) Pty Limited	Australia
Bausch & Lomb Australia Holdings Pty Limited	Australia
Solta Medical Australia Pty Limited	Australia
Bausch & Lomb Gesellschaft m.b.H.	Austria
BAUSCH HEALTH LLC	Belarus
Bausch & Lomb Pharma S.A.	Belgium
BL Indústria Ótica Ltda.	Brazil
1375209 B.C. Ltd.	British Columbia (Canada)
1261229 B.C. Ltd.	British Columbia (Canada)
1530065 B.C. Ltd.	British Columbia (Canada)
PharmaSwiss EOOD	Bulgaria
12279967 Canada Ltd.	Canada
12283778 Canada Ltd.	Canada
Bausch + Lomb Corporation	Canada
Bausch Health, Canada Inc. / Santé Bausch, Canada Inc.	Canada
Solta Medical Corporation	Canada
V-BAC Holding Corp.	Canada
Bausch Receivables Funding GP, ULC	Canada
Bausch Receivables Funding LP	Canada
Bausch & Lomb (Shanghai) Trading Co., Ltd.	China
Beijing Bausch & Lomb Eyecare Company Ltd.	China
Shandong Bausch & Lomb Freda New Packaging Materials Co., Ltd.	China
Shandong Bausch & Lomb Freda Pharmaceutical Co., Ltd.	China
Solta (Shanghai) Health Management Co., Ltd.	China
Wuhan Shibo Zhenmei Technology Co., Ltd.	China
Zhejiang Starview Medical Technology Co., Ltd.	China
Cambridge Pharmaceutical S.A.S.	Colombia
Farmatech S.A.	Colombia
Humax Pharmaceutical S.A.	Colombia
PHARMASWISS društvo s ograničenom odgovornošću za trgovinu i usluge (aka PharmaSwiss d.o.o. Croatia)	Croatia
PharmaSwiss Ceská republika s.r.o.	Czech Republic
ICN Egypt LLC	Egypt
Bausch Health France	France
Bausch & Lomb France	France
Laboratoire Chauvin	France
Solta Medical France	France
Cutting Edge	France

Bausch & Lomb GmbH	Germany
B L E P Holding GmbH	Germany
Dr. Gerhard Mann chem.-pharm. Fabrik GmbH	Germany
Dr. Mann Limited & Co. KG.	Germany
Dr. Robert Winzer Pharma GmbH	Germany
ELIOS Vision GmbH	Germany
Grundstücksverwaltungsgesellschaft Dr.Gerhard Mann chem.- pharm. Fabrik GmbH	Germany
Solta Medical Germany GmbH	Germany
Technolas Perfect Vision GmbH	Germany
Bausch Health Hellas Single-Member Pharmaceuticals Société Anonyme (aka Bausch Health Hellas)	Greece
Bausch & Lomb (Hong Kong) Limited	Hong Kong
Sino Concept Technology Limited	Hong Kong
Solta Medical Hong Kong Limited	Hong Kong
Bausch Health Magyarország Korlátolt Felelõsségû Társaság	Hungary
Bausch & Lomb India Private Limited	India
PT Bausch Lomb Indonesia	Indonesia
Bausch + Lomb Ireland Limited	Ireland
Bausch Health HoldCo Limited	Ireland
Bausch Health Ireland Limited	Ireland
Solta Medical Ireland Limited	Ireland
Bausch & Lomb-IOM S.p.A.	Italy
Solta Medical Italy S.R.L.	Italy
B.L.J. Company Limited	Japan
Bausch Health LLP	Kazakhstan
Bausch Pharma Kazakhstan LLP	Kazakhstan
Bausch & Lomb Korea Co. Ltd.	Korea
Bausch Health Korea Co., Ltd.	Korea
Bescon Co., Ltd.	Korea
Solta Medical Korea Limited	Korea
Bausch & Lomb (Malaysia) Sdn. Bhd.	Malaysia
Solta Malaysia Sdn. Bhd.	Malaysia
Bausch & Lomb México, S.A. de C.V.	Mexico
Bausch & Lomb México Holdings, S.A. de C.V.	Mexico
Laboratorios Fedal, S.A.	Mexico
Laboratorios Grossman, S.A.	Mexico
Nysco de México, S.A. de C.V.	Mexico
Tecnofarma, S.A. de C.V.	Mexico
Valeant Servicios y Administración, S. de R.L. de C.V.	Mexico
Bausch+Lomb Netherlands B.V.	Netherlands
Bausch+Lomb OPS B.V.	Netherlands
Solta Medical Dutch Holdings B.V.	Netherlands
Bausch & Lomb (New Zealand) Limited	New Zealand
Valeant Farmacéutica Panamá, S.A.	Panama
Bausch Health Perú, S.R.L.	Peru
Bausch & Lomb Philippines Inc.	Philippines
Solta Medical Philippines Inc.	Philippines

Bausch & Lomb Poland spółka z ograniczoną odpowiedzialnością (aka Bausch & Lomb Poland sp. z o.o.)	Poland
Bausch Health Poland spółka z ograniczoną odpowiedzialnością (aka Bausch Health Poland sp. z o.o.)	Poland
Emo-Farm spółka z ograniczoną odpowiedzialnością (aka Emo-Farm sp. z o.o.)	Poland
ICN Polfa Rzeszow Spółka Akcyjna (aka ICN Polfa SA)	Poland
Przedsiebiorstwo Farmaceutyczne Jelfa Spółka Akcyjna (aka Jelfa SA)	Poland
Solta Medical Poland spółka z ograniczoną odpowiedzialnością (aka Solta Medical Poland sp. z o.o.)	Poland
Valeant Med spółka z ograniczoną odpowiedzialnością (aka Valeant Med sp z.o.o.)	Poland
Amoun Pharmaceutical Romania SRL	Romania
Bausch Health Romania SRL	Romania
Bausch Health Limited Liability Company (aka Bausch Health LLC)	Russia
Bausch RUMO Holdings Limited Liability Company	Russia
Bausch and Lomb Arabia Regional Headquarters	Saudi Arabia
PharmaSwiss d.o.o preduzeće za proizvodnju, unutrašnju, spoljnu trgovinu i zastupanje Beograd (aka PharmaSwiss d.o.o., Beograd)	Serbia
Bausch & Lomb (Singapore) Private Limited	Singapore
Solta Medical Singapore Private Limited	Singapore
Bausch Health Slovakia s.r.o.	Slovakia
PharmaSwiss, trgovsko in proizvodno podjetje, d.o.o.	Slovenia
Bausch & Lomb (South Africa) (Pty) Ltd	South Africa
Soflens (Proprietary) Limited	South Africa
Bausch & Lomb S.A.	Spain
Solta Medical Iberia S.L. (fka Wanakie SA)	Spain
Servicio Integral Hospitalario, S.L.U.	Spain
Servicio Integral De Esterilización, S.L.U.	Spain
Cutting Edge Surgical España	Spain
Bausch & Lomb Nordic AB	Sweden
Bausch & Lomb Swiss AG	Switzerland
PharmaSwiss SA	Switzerland
Bausch & Lomb Taiwan Limited	Taiwan
Solta Taiwan Limited	Taiwan
Bausch & Lomb (Thailand) Limited	Thailand
Solta Medical (Thailand) Limited	Thailand
Bausch & Lomb Sağlik ve Optik Ürünleri Ticaret A.Ş.	Turkey
"Bausch Health" Limited Liability Company (aka “Bausch Health” LLC)	Ukraine
Bausch Health Ukraine Limited Liability Company	Ukraine
Bausch Health Trading DWC-LLC	United Arab Emirates
Medpharma Pharmaceutical & Chemical Industries LLC	United Arab Emirates
Bausch & Lomb U.K. Limited	United Kingdom
Solta Medical UK Limited	United Kingdom
Sterimedix Limited	United Kingdom
Kestrel Ophthalmics Ltd.	United Kingdom
Salix Pharmaceuticals, Inc.	California (US)

AcuFocus Holdings, Inc.	Delaware (US)
AcuFocus, Inc.	Delaware (US)
Audrey Enterprise, LLC	Delaware (US)
Bausch Foundation, LLC	Delaware (US)
Bausch Health Americas, Inc.	Delaware (US)
Bausch Health US, LLC	Delaware (US)
Bausch & Lomb Americas Inc.	Delaware (US)
Bausch & Lomb Financing LLC	Delaware (US)
Elios Vision, Inc.	Delaware (US)
Kedalion Therapeutics, Inc.	Delaware (US)
Medicis Pharmaceutical Corporation	Delaware (US)
Oceanside Pharmaceuticals, Inc.	Delaware (US)
OraPharma, Inc.	Delaware (US)
Precision Dermatology, Inc.	Delaware (US)
Salix Pharmaceuticals, Ltd.	Delaware (US)
Santarus, Inc.	Delaware (US)
Solta Medical Distribution, LLC	Delaware (US)
Solta Medical, Inc.	Delaware (US)
Synergetics IP, Inc.	Delaware (US)
VRX Holdco LLC	Delaware (US)
TearLab Corporation (d/b/a Trukera Medical)	Delaware (US)
TearLab Research, Inc. (d/b/a Trukera Medical)	Delaware (US)
Whitecap Biosciences LLC	Delaware (US)
Total Titanium, Inc.	Illinois (US)
Synergetics, Inc.	Missouri (US)
Paragon BioTeck, Inc.	Nevada (US)
Alden Optical Laboratories, Inc.	New York (US)
Bausch & Lomb Incorporated	New York (US)

In accordance with the instructions of Item 601 of Regulation S-K, certain subsidiaries are omitted from the foregoing table.